Filed Pursuant to Rule 424B5
Registration No. 333-152833

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 28, 2008)

SYNTA PHARMACEUTICALS CORP.

7,191,731 Shares of Common Stock

We are offering 7,191,731 shares of our common stock directly to investors in this offering.

Our common stock is listed on The NASDAQ Global Market under the symbol “SNTA.” On April 14, 2011, the last reported sale price of our common stock was $4.89 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 6 of the accompanying prospectus.

	Per Share	Total
Offering Price and Proceeds to Synta (before expenses)	$4.89	$35,167,565

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We anticipate that delivery of the shares will be made on or about April 20, 2011, subject to customary closing conditions.

Prospectus Supplement dated April 14, 2011.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission. Under the shelf registration process, we may offer from time to time shares of our common stock and other securities up to an aggregate amount of $150,000,000, of which this offering is a part. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, as well as the additional information described under “Where You Can Find More Information” on page S-7 of this prospectus supplement and “Incorporation of Documents by Reference” on page S-8 of this prospectus supplement before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we authorized to be distributed to you and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.  We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we have authorized to be delivered to you is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of units. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context requires otherwise, in this prospectus supplement and the accompanying prospectus the terms “Synta,” “the Company,” “we,” “us,” “our” and similar names refer to Synta Pharmaceuticals Corp. and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock.  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement and the accompanying prospectus. Before you decide to invest in shares of our common stock, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors beginning on page S-5 of this prospectus supplement and beginning on page 6 of the accompanying prospectus, and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Synta Pharmaceuticals Corp.

The Company

We are a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. We have two drug candidates in clinical trials for treating multiple types of cancer and several drug candidates in the preclinical stage of development. Each of our drug candidates was discovered and developed internally using our proprietary, unique chemical compound library and integrated discovery engine. We have granted Hoffman-La Roche, or Roche, an exclusive license to develop and commercialize certain compounds from our calcium release activated calcium modulator, or CRACM, program resulting from our research partnership with them. We retain full ownership of all of our other drug candidates.

We believe that our competitive advantages include:

•                  the broad clinical and commercial potential of our drug candidates;

•                  the strength of our intellectual property portfolio, consisting of over 700 issued and pending patents;

•                  our proprietary chemical compound library and the strength of our drug discovery platform, with which we have generated all of our drug candidates;

•                  our ability to integrate discovery, translational, and clinical research to optimize our scientific and clinical choices and further strengthen our intellectual property position;

•                  our operational experience in effectively managing large-scale global clinical programs;

•                  the full ownership of our programs, which creates strategic flexibility in partnership discussions that can be used to enhance the value we may ultimately capture from our drug candidates;

•                  our strong network of relationships with leading investigators and institutions, which facilitates our ability to conduct clinical trials efficiently; and

•                  the skills, talent, and level of industry experience of our employees.

We believe that these competitive advantages provide us with multiple, sustainable growth opportunities.

Our Oncology Programs

We have two clinical-stage programs and one preclinical-stage program in oncology:

•                  Ganetespib, Hsp90 inhibitor.  Ganetespib is a potent, synthetic, small molecule inhibitor of Hsp90, a chaperone protein that is essential to the function of certain other proteins, for example tyrosine kinases, that drive the growth, proliferation, and survival of many different types of cancer. Ganetespib is structurally unrelated to the ansamycin family of first-generation Hsp90 inhibitors (such as 17-AAG and IPI-504) and has shown superior activity to these agents in preclinical studies. Ganetespib is currently being evaluated in eleven Phase 2 clinical trials, with several additional trials expected to initiate in 2011, both as a single agent, or monotherapy, and in combination with other therapies. We expect to initiate a randomized, Phase 2b/3 non-small cell lung cancer, or NSCLC, clinical trial in combination with docetaxel, which is designed to be registration-enabling, in the second quarter of 2011.

•                  Elesclomol, mitochondria-targeting agent.  Elesclomol is a first-in-class, investigational drug candidate that triggers programmed cell death, or apoptosis, in cancer cells by disrupting cancer cell mitochondrial metabolism. Results from three randomized clinical trials and subsequent research have established that patient baseline serum level of lactate dehydrogenase, or LDH, is an important predictor of elesclomol treatment outcome. Elesclomol is currently in a clinical trial in ovarian cancer in combination with paclitaxel and a clinical trial in acute myeloid leukemia, or AML, as a single agent. We expect to begin one or more new trials with elesclomol in 2011, including a randomized Phase 2b clinical trial in NSCLC.

•                  STA-9584, vascular disrupting agent.  STA-9584, our novel, injectable, small molecule compound that appears to disrupt the blood vessels that supply tumors with oxygen and essential nutrients, is in preclinical development. The Department of Defense has recommended a $1 million grant to advance the investigation of STA-9584 against advanced prostate cancer. We expect to begin studies supported by this grant in the first half of 2011.

Our Inflammatory Disease Programs

We have two preclinical-stage programs focusing on treatments for inflammatory diseases. Both of these programs focus on oral, disease-modifying drug candidates that act through novel mechanisms and could potentially target multiple indications.

•                  CRACM ion channel inhibitors.  We have developed novel, small molecule inhibitors of CRACM ion channels expressed on immune cells. Our CRACM ion channel inhibitors have shown strong antiinflammatory activity in preclinical studies both in vitro and in vivo, inhibiting T cell and mast cell activity, including cytokine release, degranulation, and immune cell proliferation. Potential applications include a wide range of inflammatory diseases and disorders for which modulating T cell and mast cell function has been shown to be critical, including RA, asthma, chronic obstructive pulmonary disease, or COPD, allergy, transplant rejection, and other autoimmune diseases and inflammatory conditions. As part of our strategic alliance with Roche, Roche is advancing several compounds in preclinical development.  We also have several CRACM inhibitors that are not licensed to Roche in lead optimization.

•                  IL-12/23 inhibitors.  We have identified several small molecule IL-12/23 inhibitors that represent a promising opportunity to develop drug candidates that could be administered orally and potentially address a wide range of serious inflammatory diseases with high unmet medical needs.

Our Strategy

Our strategy is to discover, develop, and commercialize novel small molecule drug candidates for treating severe medical conditions, including cancer and chronic inflammatory diseases, using our unique collection of assets, technologies, and capabilities in drug discovery and development. Important elements of our long-term strategy include:

•            using our proprietary compound library and discovery platform to continue to generate promising new drug candidates with distinct chemical structures, novel mechanisms of action, and broad therapeutic potential;

•            exploiting the unique, first-in-class / best-in-class potential of our existing drug candidates to establish and achieve sustainable advantages relative to other therapeutic options;

•            using our translational research and biomarker identification capabilities, together with our collaborations with leading researchers and investigators, to identify the patient populations most likely to derive benefit from our drug candidates and using those findings to optimize our clinical trial choices;

•            maintaining the flexibility to partner or retain individual programs, globally or regionally, to achieve creative and favorable partnership structures;

•            maintaining a strong cash position, such that we have multiple options for continuing to advance our drug candidates—either on our own or with a partner; and

•            using our discovery and development capabilities to expand and protect our intellectual property position for each of our programs.

Company History and Available Information

We commenced operations in July 2001. In September 2002, we acquired Principia Associates, Inc., which had previously acquired Shionogi BioResearch Corp., a U.S.-based drug discovery subsidiary of the Japanese pharmaceutical company, Shionogi & Co., Ltd. In this acquisition, we acquired a unique chemical compound library, an integrated set of drug discovery capabilities, and a pipeline of preclinical and research programs. Since 2002, we have been advancing these programs into later stages of development; discovering and developing additional drug candidates; and expanding our management and scientific teams and capabilities to support more advanced stages of drug development and commercialization.

Our principal executive offices are located at 45 Hartwell Avenue, Lexington, Massachusetts 02421, and our telephone number is (781) 274-8200. Our website address is www.syntapharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. Our trademarks include Synta Pharmaceuticals, our corporate logo, SYMMETRY and the SYMMETRY logo. Other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by us	7,191,731 shares

Common stock to be outstanding after this offering	49,415,828 shares

Use of proceeds

We currently intend to use the net proceeds of this offering for our operations, including, but not limited to, research and development, clinical trials, manufacturing, intellectual property protection and enforcement, and working capital, and for other general corporate purposes, including, but not limited to, repayment of indebtedness, capital expenditures and possible acquisitions. See ‘‘Use of Proceeds’’ on page S-6 of this prospectus supplement.

Risk factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 6 of the accompanying prospectus for a discussion of factors you should consider carefully when making a decision to invest in our common stock.

NASDAQ Global Market symbol	SNTA

The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and is based on 42,224,097 shares of common stock outstanding as of April 13, 2011.  This number of shares excludes the following:

•                  6,052,118 shares of our common stock issuable upon exercise of stock options outstanding as of April 13, 2011, at a weighted average exercise price of $7.59; and

•                  1,756,364 shares of our common stock available for future awards pursuant to our stock plans as of April 13, 2011.

Certain of our directors and officers and entities affiliated with these directors and officers have agreed to purchase an aggregate of 1,581,493 shares of our common stock in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Before purchasing our common stock, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference, including our consolidated  financial statements and the related notes.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.  If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.  In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Investors in this offering will pay a much higher price than the book value of our common stock.

You will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock. Based on an offering price of $4.89 per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.71 per share in the net tangible book value of the common stock. See “Dilution” on page S-6 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

Additional Risks Related to Our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into, and deemed to be a part of, this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our preclinical studies, our ability to conduct clinical trials of our product candidates and the results of such trials, as well as risks and uncertainties relating to litigation, government regulation and third-party reimbursement, economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on third parties and other factors. Please also see the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus supplement and in the accompanying prospectus and in our Annual Report on Form 10-K for the year-ended December 31, 2011, which is incorporated herein by reference and our other filings with the SEC incorporated by reference herein.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate the net proceeds from the sale of common stock by us in this offering will be approximately $34.8 million after deducting estimated expenses payable by us.

We currently intend to use the net proceeds from the sale of our common stock for our operations, including, but not limited to, research and development, clinical trials, manufacturing, intellectual property protection and enforcement, and working capital, and for other general corporate purposes, including, but not limited to, repayment of indebtedness, capital expenditures and possible acquisitions. While we have estimated the particular uses for the net proceeds of this offering, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.  Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock and we are currently prohibited from making any dividend payment under the terms of our Loan and Security Agreement with General Electric Capital Corporation. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, and other factors that our board of directors deems relevant.

DILUTION

The net tangible book value of our common stock on December 31, 2010 was $23.5 million, or $0.56 per share of common stock.  Our net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets and dividing this amount by the number of shares of our common stock outstanding on December 31, 2010.

Assuming the sale by us of all 7,191,731 shares offered hereby at the offering price of $4.89 per share, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2010 would have been $58.3 million, or $1.18 per share of our common stock.  This represents an immediate increase in net tangible book value of $0.62 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.71 per share to investors participating in this offering.  The following table illustrates this per share dilution:

Offering price per share		$4.89
Net tangible book value per share as of December 31, 2010	$0.56
Increase per share attributable to investors participating in this offering	$0.62
As adjusted net tangible book value per share after the offering		1.18
Dilution per share to investors participating in this offering		$3.71

The above discussion and table are based on 42,090,205 shares of our common stock outstanding as of December 31, 2010. The information above excludes:

•                  5,326,979 shares of our common stock issuable upon exercise of stock options outstanding as of December 31, 2010, at a weighted average exercise price of $7.95; and

•                  1,341,670 shares of our common stock available for future awards pursuant to our stock plans as of December 31, 2010.

To the extent options outstanding as of December 31, 2010 have been or may be exercised or other shares have been or are issued, there may be further dilution to new investors.

PLAN OF DISTRIBUTION

We are selling 7,191,731 shares of our common stock under this prospectus supplement directly to various investors at a price of $4.89 per share.  We currently anticipate that the closing of the sale of such shares under this prospectus supplement will take place on or about April 20, 2011.  On the closing date, we will issue the shares of common stock to the investors and we will receive funds in the amount of the aggregate purchase price of $35,167,565.

We have entered into a common stock purchase agreement, dated as of April 14, 2011, with the investors relating to the sale of our common stock offered under this prospectus supplement.

Three of our directors are participating in the offering as follows:

•                                          Bruce Kovner has agreed to purchase 1,431,493 shares for a purchase price of $7.0 million;

•                                          Keith Gollust has agreed to purchase 100,000 shares for a purchase price of $489,000; and

•                                          Robert Wilson has agreed to purchase 50,000 shares for a purchase price of $244,500.

In connection with this offering, Lazard Frères & Co. LLC acted as a financial advisor to Synta and will receive a fee in the amount of approximately $250,000. In addition, we may reimburse Lazard for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, whether or not the offering occurs, up to $10,000.

The expenses of this offering payable by us, excluding the financial advisory fee to be paid to Lazard, are estimated to be approximately $110,000.

The transfer agent for our common stock is Computershare Trust Company, N.A.

Our common stock is traded on The NASDAQ Global Market under the symbol “SNTA.”

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the shares of common stock that we are offering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.syntapharma.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 11, 2011;

•                  Our Current Report on Form 8-K filed on January 14, 2011;

•                  Our Current Report on Form 8-K filed on February 9, 2011;

•                  Our Current Report on Form 8-K filed on March 1, 2011;

•                  Our Current Report on Form 8-K filed on April 4, 2011;

•                  The portions of our Definitive Proxy Statement on Schedule 14A filed on April 30, 2010 that are deemed “filed” with the SEC under the Exchange Act; and

•                  The description of our common stock contained in our Registration Statement on Form 8-A filed on January 26, 2007, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-33277.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering under this prospectus is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests, whether written or oral, for such copies should be directed to Secretary: Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421, (781) 274-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

SYNTA PHARMACEUTICALS CORP.

$150,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of the debt securities, common stock upon conversion of the preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We will provide you with specific terms of any offering in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our common stock is listed on The Nasdaq Global Market under the symbol “SNTA.”  On August 28, 2008, the last reported sale price of our common stock was $8.92 per share.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

Our securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2008.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplements, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Synta,” “the Company,” “we,” “us,” “our” and similar names refer to Synta Pharmaceuticals Corp. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplements. Investing in our securities involves risks. Therefore, carefully consider the risk factors in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Synta Pharmaceuticals Corp.

We are a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases. We have a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures. We have three drug candidates in clinical trials, one drug candidate in preclinical studies, and one program in the lead optimization stage of discovery, as well as other programs in earlier stages of discovery. We discovered and developed each of our drug candidates internally using our compound library and discovery capabilities. At present, other than our lead drug candidate, elesclomol, we retain all rights to each of our drug candidates and programs, across all geographic markets and therapeutic indications. We have entered into a partnership with GlaxoSmithKline for the joint development and commercialization of elesclomol.

We commenced operations in July 2001. In September 2002, we acquired Principia Associates, Inc., which had previously acquired Shionogi BioResearch Corp., a U.S.-based drug discovery subsidiary of the Japanese pharmaceutical company, Shionogi & Co., Ltd. In this acquisition, we acquired a unique chemical compound library, an integrated set of drug discovery capabilities, and a pipeline of preclinical and research programs. Since 2002, we have been advancing these programs into later stages of development; discovering and developing additional drug candidates; and expanding our management and scientific teams and capabilities to support more advanced stages of drug development and commercialization.

Our principal executive offices are located at 45 Hartwell Avenue, Lexington, Massachusetts 02421, and our telephone number is (781) 274-8200. Our website address is www.syntapharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus or any accompanying prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Our trademarks include Synta Pharmaceuticals, our corporate logo, SYMMETRY and the SYMMETRY logo. Other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, are available free of charge through the “Investors—SEC Filings” section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•      designation or classification;

•      aggregate principal amount or aggregate offering price;

•      maturity, if applicable;

•      rates and times of payment of interest or dividends, if any;

•      redemption, conversion or sinking fund terms, if any;

•      voting or other rights, if any;

•      conversion prices, if any; and

•      important United States federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•      the names of those agents or underwriters;

•      applicable fees, discounts and commissions to be paid to them;

•      details regarding over-allotment options, if any; and

•      the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors may determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, preemptive rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of such series in the certificate of amendment to our certificate of incorporation or the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate that contains the terms of the applicable series of preferred stock.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, as applicable.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to amendments to the registration statement of which this prospectus is a part, or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, as applicable.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Units

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Synta. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

RATIO OF EARNINGS TO FIXED CHARGES

We did not record earnings for any of the years ended December 31, 2007, 2006, 2005, 2004 or 2003 or for the six months ended June 30, 2008. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges. The following table sets forth, for each of the periods presented, the dollar amount of the deficiency of earnings available to cover fixed charges. For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense and an estimate of the interest expense within rental expense.

In thousands	Six Months Ended June 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
Deficiency of Earnings to Cover Fixed Charges	$40,344	$63,495	$57,270	$68,863	$45,934	$27,878

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our preclinical studies, our ability to conduct clinical trials of our product candidates and the results of such trials, as well as risks and uncertainties relating to litigation, government regulation and third-party reimbursement, economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on our collaborators and other factors. Please also see the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus and in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, repurchases and redemption of our securities, research and development and product development. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the common stock from time to time in one or more transactions at:

•      a fixed price or prices, which may be changed;

•      market prices prevailing at the time of sale;

•      prices related to the prevailing market prices; or

•      negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share. On August 1, 2008, we had 33,893,959 shares of common stock outstanding and approximately 106 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Market

Our common stock is listed for quotation on The Nasdaq Global Market under the symbol “SNTA.” On August 28, 2008, the last reported sale price of our common stock was $8.92 per share.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001 per share.  As of August 7, 2008, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•      the title and stated value;

•      the number of shares offered, the liquidation preference per share and the purchase price;

•      the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•      whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•      the procedures for any auction and remarketing, if any;

•      the provisions for a sinking fund, if any;

•      the provisions for redemption, if applicable;

•      any listing of the preferred stock on any securities exchange or market;

•      whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•      whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•      voting rights, if any, of the preferred stock;

•      a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•      the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Synta; and

•      any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Synta.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee or under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or foreign currencies or units based on or relating to U.S. dollars or foreign currencies, including European Currency Units. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•      the title;

•      the aggregate principal amount and any limit on the amount that may be issued;

•      the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•      whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•      the maturity date and the date or dates on which principal will be payable;

•      the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•      whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•      the terms of the subordination of any series of subordinated debt;

•      the place or places where payments will be payable;

•      our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•      the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•      the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•      whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•      whether we will be restricted from incurring any additional indebtedness;

•      a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

•      the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•      any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures may not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets will be required to assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•      if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•      if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•      if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•      if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•      the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•      subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•      the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•      the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•      the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•      to fix any ambiguity, defect or inconsistency in the indenture; and

•      to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•      extending the fixed maturity of the series of debt securities;

•      reducing the principal amount, reducing the rate of or extending the time of payment of interest, or a premium payable upon the redemption of any debt securities;

•      reducing the principal amount of discount securities payable upon acceleration of maturity;

•      making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•      reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•      register the transfer or exchange of debt securities of the series;

•      replace stolen, lost or mutilated debt securities of the series;

•      maintain paying agencies;

•      hold monies for payment in trust;

•      compensate and indemnify the trustee; and

•      appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we will have to deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•      issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•      register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we indicate otherwise in the applicable prospectus supplement, on any interest payment date, we will pay the interest on any debt securities to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•                  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•                  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•                  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•                  if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•                  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•                  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•                  any applicable material U.S. federal income tax consequences;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  information with respect to book-entry procedures, if any;

•                  the anti-dilution provisions of the warrants, if any;

•                  any redemption or call provisions;

•                  whether the warrants are to be sold separately or with other securities as parts of units; and

•                  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions under Delaware law and our Delaware Certificate of Incorporation and Bylaws

In addition to the board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and restated bylaws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware statutory business combinations provision.  We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Classified board of directors; removal of directors for cause.  Our restated certificate of incorporation and restated bylaws provide for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms.  Approximately one-third of our board will be elected each year.  At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.  The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance notice provisions for stockholder proposals and stockholder nominations of directors. Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our restated bylaws, such business will not be conducted at the meeting. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special meetings of stockholders.  Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

No stockholder action by written consent.  Our restated certificate of incorporation and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-majority stockholder vote required for certain actions.  The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation.  This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a vote of a majority of the total number of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have also entered into indemnification agreements with our current and former directors and certain of our officers and key employees and expect to enter into a similar agreement with any new directors, officers or key employees.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Synta Pharmaceuticals Corp. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG LLP’s report includes a paragraph that states that the company adopted Statement of Financial Accounting Standard (SFAS) No. 123R, Share-Based Payment, effective January 1, 2006.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The Nasdaq Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.syntapharma.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where to Find More Information.” The documents we are incorporating by reference are:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on March 20, 2008;

•                  our Current Report on Form 8-K filed on April 18, 2008;

•                  our Current Report on Form 8-K filed on April 29, 2008;

•                  the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2008 that are deemed “filed” with the SEC under the Exchange Act;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 filed on May 14, 2008;

•                  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 filed on August 7, 2008; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on January 26, 2007, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-33277.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering under this prospectus is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests, whether written or oral, for such copies should be directed to Secretary: Synta Pharmaceuticals Corp., 45 Hartwell Avenue, Lexington, MA 02421, (781) 274-8200.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

7,191,731 Shares of Common Stock

PROSPECTUS SUPPLEMENT

April 14, 2011